SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL HIGH YIELD FUND
Q4, 1998
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						Security Purchased				Comparison Security
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Underwriters				Chase, DB Securities, DLJ			Bear Stearns, RBC Dominion Securities

Issuer					Metromedia Fiber Network			Metronet Communications

Years of continuous operation,
including predecessors			> 3 years						> 3 years

Security					Metromedia Fiber 10%, 11/15/08		METNF, 9.95%, 6/15/08

Is the affiliate a manager
or co-manager of offering?		no							no

Name of underwriter or dealer
from which purchased			Salomon Smith Barney				n/a

Firm commitment underwriting?		yes							yes

Trade date					11/20/1998						n/a

Total dollar amount of offering	$350,000,000					$936,000,000

Public offering price			100							61.455

Price paid if other than
public offering price			n/a							n/a

Underwriting spread or
commission					3.00%							1.84%

Rating					B2/B							NR/NR

Current yield				9.41%							n/a

Total par value purchased		$2,000,000						n/a

$ amount of purchase			$2,000,000						n/a

$ amount of offering sold
to QIBs					$350,000,000					n/a

$ amount of concurrent public
offering of same issuer			-							n/a

Total						$350,000,000					n/a

% of offering purchased by fund	0.50%							n/a

% of offering purchased by
associated funds				0.00%							n/a

Total						0.50%							n/a
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